UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 18, 2024

DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Ave. Suite 100 Midland, TX	79701
(Address of principal executive offices)	(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	FANG	The Nasdaq Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03.	Amendment to Articles of Incorporation or Bylaws.

On September 18, 2024, the Board of Directors (the “Board”) of Diamondback Energy, Inc. (the “Company”) approved and adopted, effective as of that date, certain amendments to the Company’s Fourth Amended and Restated Bylaws (the “Fourth A&R Bylaws”), which are reflected in the Company’s Fifth Amended and Restated Bylaws (the “Fifth A&R Bylaws”).  The Fifth A&R Bylaws, among other things, (i) add provisions clarifying that stockholder requests for a special meeting are deemed to be revoked if the then-unrevoked stockholder requests represent ownership of the Company’s securities below the Requisite Percent (as such term is defined therein) or if certain representations of the requesting stockholders become inaccurate, as well as certain notice requirements associated therewith, (ii) add a requirement that the form of notice by a stockholder or stockholders requesting a special meeting must include an acknowledgement of the deemed revocations described in the foregoing clause (i), (iii) add (a) stockholder requests received by the Company within 30 days following the date of the Company’s most recent annual meeting of stockholders and (b) requests that fail to comply with procedural requirements as improper or overlapping business for which the Chairman of the Board or Board may refuse to call a special meeting, (iv) add a provision allowing the Secretary of the Company to refuse to accept and to consider ineffective stockholder requests for a special meeting for improper or overlapping business, (v) add additional means by which a proper notice of an adjourned meeting may be given, (vi) amend provisions of the Fourth A&R Bylaws to comport with the current General Corporation Law of the State of Delaware by (a) removing the requirement for stockholders lists to be made available at a meeting of stockholders and (b) clarifying that attachments included in a notice to stockholders are considered part of such notice, (vii) expand certain representations, warranties and indemnification required of nominating stockholders utilizing the proxy access provision and (viii) contain certain other revisions made for the purposes of clarity and consistency.

The descriptions of the amendments set forth in the Fifth A&R Bylaws are qualified in their entirety by reference to the full text of the Fifth A&R Bylaws, which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 18, 2024, the Board approved increasing the total authorized repurchases under the Company’s existing common stock repurchase program from $4 billion to $6 billion. As of September 18, 2024, the Company had repurchased 20,257,528 shares of common stock under the common stock repurchase program at an average share price of $127.00 for a total cost of approximately $2.57 billion. The common stock repurchase program has no time limit and may be suspended from time to time, modified, extended or discontinued by the Board at any time. Purchases under the common stock repurchase program may be made from time to time in privately negotiated transactions or open market transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable legal requirements and other factors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Fifth Amended and Restated Bylaws of the Company.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 19, 2024	DIAMONDBACK ENERGY, INC.

	By:	/s/ Kaes Van't Hof
	Name:	Kaes Van't Hof
	Title:	President and Chief Financial Officer